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                                                                   EXHIBIT 10.14



                          BENEFIT EQUALIZATION PLAN OF
            THE CHASE MANHATTAN CORPORATION AND CERTAIN SUBSIDIARIES

PURPOSE.

            This Plan is a pension plan designed to provide supplemental retirement benefits to a select group of management or highly compensated employees who were previously covered by retirement plans of Chemical Banking Corporation and Manufacturers Hanover Corporation. This Plan shall be unfunded and shall not be subject to Parts 2, 3 or 4 of Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended from time to time.

ARTICLE I.  DEFINITIONS.

            The following are defined terms wherever they appear in the Plan:

            "Accrued Benefit" shall mean the amount calculated pursuant to
Section 3.1(a) as of any determination date, as if the Participant had terminated employment on such date. It shall not include actuarial factors, payment dates, form of payment and other optional benefits hereunder.

            "Administrator" shall mean the individual holding the title Director Human Resources of the Corporation or the Bank, or any successor title.

            "Bank" shall mean The Chase Manhattan Bank, or any successor thereto, whether by merger, consolidation, purchase of substantially all its assets, or otherwise.
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            "Board" shall mean the Board of Directors of the Corporation;
provided that any action taken by the Compensation and Benefits Committee of the Board (including any action pursuant to Article 6.1) shall be considered an action of the Board for purposes of this Plan.

            "Cause" shall mean either (i) any violation of the Code of Conduct of the Corporation, including, but not limited to, an act or acts of personal dishonesty resulting or intended to result in the personal enrichment of the Participant to the detriment of his/her Employer and gross negligence or willful misconduct in the performance of the Participant's duties, or (ii) the issuance of an order by a United States or State bank regulatory authority, removing the Participant from office pursuant to a disciplinary proceeding based on the actions of the Participant.

            "Committee" shall mean the Compensation and Benefits Committee of the Board.

            "Corporation" shall mean The Chase Manhattan Corporation or any successor thereto, whether by merger, consolidation, purchase of substantially all its assets, or otherwise.

            "Disability Plan" shall mean the Long-Term Disability Plan of The Chase Manhattan and Certain Affiliated Companies or any successor plan.

            "Disabled" or "Disability" shall mean a condition resulting in the receipt of benefits by a Participant under the Disability Plan.

            "Early Retirement" shall mean a termination of employment of an Eligible Employee with an Employer or any Subsidiary on or after attaining age 55 and with a Period of Service of at least 10 years. Notwithstanding the foregoing, "Early Retirement" shall also mean a termination of employment of an Eligible Employee with an Employer or any Subsidiary if such Eligible Employee is entitled to retiree medical benefits under the Bank's Retiree Medical Plan by virtue of his/her actual age and actual years of service and not by virtue of any contractual obligation of his/her Employer or any Subsidiary.
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            "Effective Date" shall mean August 1, 1995.

            "Eligible Employee" shall mean an individual who is a salaried employee of an Employer and who by written act of the Committee is designated as eligible for benefits under this Plan.

            "Employer" shall mean the Corporation or any Subsidiary which is designated by the Administrator as an Employer.

            "Excess Retirement Plan" shall mean the Excess Retirement Plan of The Chase Manhattan Corporation and Certain Subsidiaries, including any obligation to a Participant under the former Executive Cash Plan of Chemical Banking Corporation and Certain Subsidiaries.

            "Executive Cash Plan for Retirement" shall mean the Executive Cash Plan for Retirement of The Chemical Banking Corporation and Certain Subsidiaries, the obligations of which became part of the Excess Retirement Plan.

            "Executive Retirement Plan" shall mean the Executive Retirement Plan of The Chase Manhattan Corporation and Certain Subsidiaries..

            "Final Average Salary" shall mean, as of any determination date, the average annual Salary received by a Participant from an Employer during a Period of Service consisting of any 60 consecutive month period within a 120 consecutive month period immediately preceding a Retirement Date which will produce the highest annual average salary.

            "Normal Retirement" shall mean termination of employment of a Participant with an Employer or any Subsidiary on or after attaining age 60 with a Period of Service of at least 10 years.

            "Participant" shall mean each Eligible Employee of the Employer who is eligible to participate under Section 2.1.
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            "Period of Service" shall have the meaning ascribed thereto by the
Retirement Plan; provided that a Period of Service shall exclude service prior to the date of acquisition with respect to an entity acquired by an Employer after January 1, 1995, unless the Administrator specifies to the contrary.

            "Plan" shall mean the Benefit Equalization Plan of The Chase Manhattan Corporation and Certain Subsidiaries.

            "Retirement Date" shall mean Early or Normal Retirement or any date thereafter.

            "Retirement Plan" shall mean the Retirement Plan of The Chase Manhattan Bank and Certain Affiliated Companies, or its successor plan.

            "Salary" shall mean the regular base rate of pay of a Participant from an Employer for services rendered. Further, "Salary" does not include salary advances, bonus, incentive compensation, severance, deferred compensation, payments under this Plan or any other employee benefit plan (other than a wage continuation plan as a result of a short-term disability), accrued vacation paid in a lump sum on termination of employment, or any other kind of extra or additional remuneration.

            "Split Dollar Plan" shall mean the Permanent Life Insurance Plan of Manufacturers Hanover Trust Company.

            "Subsidiary" shall mean an entity in which an Employer owns directly, or indirectly, fifty percent or more of the outstanding voting common stock or, if not a corporation, fifty percent or more of the voting power of such entity.


            "Surviving Spouse" shall have the meaning ascribed under the Retirement Plan upon the death of a Participant.
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ARTICLE II.  PARTICIPATION.

            2.1 Participation. Each employee designated by the Committee at its July 18,1995 meeting as an Eligible Employee shall participate in this Plan. The Committee, by written resolution, may designate additional salaried employees as Eligible Employees. As of April 1, 1999, no additional salaried employees have been designated.

            2.2 Discontinued Participation by Election of Employer. Notwithstanding the continued employment of a Participant with an Employer, the Administrator may in the exercise of his/her sole discretion, terminate the participation of any Participant by written notice to the Participant. No additional benefits shall be accrued under Section 3.1(a) from the date active participation ceases hereunder as specified by the Administrator. Such Accrued Benefit shall remain subject to the vesting requirements under Section 4.1.

ARTICLE III.  BENEFITS.

            3.1 (a) Annuity Benefits. Subject to Sections 3.1(b)-(c), each Participant who is vested pursuant to Section 4.1 and who terminates employment with his or her Employer or any Subsidiary, shall receive an annual annuity, payable in 12 equal monthly installments, for life commencing at age 60, equal to the excess of:

            (I) the product of:

               (i)  two percent of Final Average Salary, and

               (ii) the Periods of Service (but not more than 30 years)
                    commencing with the date that the Participant became eligible to participate in the Retirement Plan or any predecessor retirement plan, including those of Chemical Bank and Manufacturers Hanover Trust Company, and ending with the date that employment terminates with his/her Employer (or if earlier the date, specified in Section 2.2); over
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            (II) the sum of benefits payable, if any, to the Participant from:

                  (i)      the Retirement Plan;

                  (ii) the Excess Retirement Plan, including, as successor to, obligations under the Executive Cash Plan for Retirement;

                  (iii)    the Executive Retirement Plan, and

                  (iv)     the Split Dollar Plan.

By way of clarification, benefits payable under a predecessor plan of those listed in this Section 3.1(a) II shall be included.

            (b) Conversion. The offset benefits described in Section 3.1(a)(II) shall be assumed to be payable on the date specified in Article V hereof and shall be assumed to be payable in the form of a single life annuity, in either case, notwithstanding any election of the Participant to the contrary. Upon Early Retirement, the annual amount as calculated under Section 3.1(a)(I) (without reference to II) shall be reduced by 0.5% for each month prior to age 60 that such benefit commences. The offset benefits described in Section 3.1(a)(II) shall, to the extent not otherwise payable in the form of a single life annuity, be converted into a single life annuity utilizing the actuarial factors specified in the Retirement Plan, including, but not limited to, the discount rate on thirty year Treasuries. In the absence of an appropriate actuarial factor under the Retirement Plan, the Administrator shall specify the relevant factor in his/her sole discretion.

            (c) Failure to Participate. Solely for purposes of calculating a benefit hereunder in the event that a Participant eligible to participate in a plan listed in Section 3.1(a)(II) either failed to participate or did not participate to the fullest extent permitted by any such plan, the offset
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benefit under Section 3.1(a) (II) with respect to such plan shall be adjusted upward so that the Participant shall be treated as if he or she had participated or had participated to the fullest extent permitted by the terms of the applicable plan.

            3.2 Normal Retirement. Upon Normal Retirement, a Participant shall receive the annual annuity benefit as calculated under Section 3.1(a) without actuarial reduction.

            3.3 Disability. If a Participant becomes Disabled and receives for an 24 month period disability benefits from the Disability Plan, the Participant shall continue to participate in this Plan until the first to occur:

                  (i)      the date of termination of employment,

                  (ii) the date disability benefits cease under the Disability Plan, or

                  (iii) the election to commence benefits under any plan listed in Section 3.1(a)(II).

ARTICLE IV.  VESTING DATE.

         4.1 Vesting. A Participant shall vest in his/her annuity benefit described in Section 3.1 upon reaching his or her Retirement Date. If employment terminates with an Employer or Subsidiary at any time prior to reaching his or her Retirement Date, all benefits described in Article III of the Plan shall be forfeited and shall not be restored upon rehire or recommencement of participation.

         4.2 Forfeiture of Benefits. Notwithstanding Section 4.1 to the contrary, Accrued Benefits (whether or not in pay status) shall be terminated and forfeited in the following circumstances:
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                  (i)      a termination of employment for Cause;

                  (ii) within 2 years of a termination of employment, the solicitation of the customers, or clients of the Employer or any affiliate of the Employer by the Participant in order to compete with his/her Employer or any affiliate of the Employer;

                  (iii) within 2 years of termination of employment, the hiring of, or the attempt to hire, the Employees of the Employer or any affiliate of the Employer;

                  (iv) at any time after a termination of employment, a release to any party unrelated to an Employer of secret or confidential information obtained by the Participant in the course of his/her employment, except as the case may be required by law; or

                  (v) at any time, an attempt to assign, encumber or hypothecate benefits as provided in Section 7.1.

ARTICLE V.  PAYMENT.


         5.1 Timing of Payment. Payment of the Annuity Benefit shall be made at the such time and, in the such form of payment, as the Administrator may, in his/her and absolute discretion, provide. The Administrator shall utilize the actuarial factors specified in the Retirement Plan or in the absence of such factors, such actuarial factors as he/she deems reasonable or appropriate.

         5.2 Survivor Benefit. In the event that a Participant dies after his Retirement Date but before the annuity commences, the Surviving Spouse of such individual shall receive an amount equal to that provided to a surviving spouse under a 50% joint and survivor annuity commencing as of the first day of the month following the date of death. The amount of such spousal annuity shall be based upon the assumption that (i) the Participant had received the benefit specified in
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Section 3.1(a) on the day preceding his/her date of death, (ii) the benefit was converted into the form of a 50% joint and survivor benefit, and (iii) the Participant immediately died. The Administrator shall utilize the actuarial factors specified in the Retirement Plan and in the absence of such factors, such actuarial factor as he/she deems reasonable or appropriate, to convert the single life annuity to a joint or survivor annuity.

         5.3 Small Benefits. If any annuity payment hereunder is $100.00 or less per month, the Administrator may, within a reasonable period of time following the date that the first such payment is due, convert such amount into a lump sum utilizing such actuarial factors as he/she deems appropriate or reasonable and shall pay out the lump sum value as soon as practicable thereafter. Payment of such lump sum shall relieve and discharge the Plan of all liability to make further payments.

         5.4 Responsibility for Payment. Payment of annuity benefits under the Plan shall be made by the Employer who last employed the Participant. In the case benefits are payable with respect to a Participant whose service included employment with more than one Employer, the Administrator, in his sole discretion, shall determine any amounts to be reimbursed by the prior Employer to the Employer paying benefits hereunder.

         5.5 Withholding. The Employer shall withhold any amount required to be withheld under applicable Federal, state and local laws, and any such payment shall be reduced by the amount so withheld.

         5.6 Participant's Rights Unsecured. All annuity payments under the Plan shall be made from the general funds of the Employer. No assets of the Employer shall be required to be segregated or earmarked to represent any liability for the annuity benefits under Section 3.1, but the Employer shall have the right to establish vehicles to assist it in meeting its obligations hereunder. The rights of any person to receive benefits under the Plan shall be only those of a general unsecured creditor; and such status shall not be enhanced by reason of the establishment of any vehicles to assist the Employer in meeting its obligations hereunder.
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ARTICLE VI  AMENDMENT AND TERMINATION.






         6.1 Amendment. The Board may amend the Plan in any respect and at any time; provided, however, that no amendment shall have the effect of reducing (i) any benefit then being paid to any Participant or to any other person pursuant to Articles III, or (ii) the Accrued Benefit under Section 3.1(a), theretofore accrued on behalf of any Participant.

         6.2 Termination. The Board may terminate the Plan at any time. In the event of termination, the Plan shall continue in force with respect to any Participant, or other person entitled to an Accrued Benefit under Article III to the extent accrued under the Plan prior to its termination, and shall be binding upon any successor to substantially all the assets of the Corporation or any other Employer. Notwithstanding the foregoing, the Board may determine that it is in the best interests of the Corporation, the Employers or the Participants to terminate the Plan in its entirety and distribute to each Participant (or each person entitled to receive payments hereunder) the value of his/her benefits hereunder, utilizing such actuarial factors, as the Administrator in his/her sole discretion shall deem reasonable.

ARTICLE VII.  GENERAL PROVISIONS.


         7.1 Assignability. No right to receive payments hereunder shall be transferable or assignable by a Participant, other than by will or by the laws of descent and distribution or by a court of competent jurisdiction. Any other attempted assignment or alienation of payments hereunder shall be void and of no force or effect and shall result in forfeiture of benefits.

         7.2 Administration. Except as otherwise provided herein, the Plan shall be administered by the Administrator, who shall have the authority to adopt rules and regulations for carrying out the provisions of the Plan, and who shall have complete and absolute discretionary authority to interpret, construe and implement the provisions of the Plan, including eligibility to participate, the entitlement to benefits, the amount of benefits and actuarial factors.
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         7.3 Legal Opinions. The Administrator may consult with legal counsel, who may be counsel for the Bank or other counsel, with respect to his obligations or duties hereunder, or with respect to any action proceeding or any question of law, and shall not be liable with respect to any action taken, or omitted, by him in good faith pursuant to the advice of such counsel.

         7.4 Liability. Any decision made or action taken by the Board, Committee, the Administrator, arising out of, or in connection with, the construction, administration, interpretation and effect of the Plan, shall be within absolute discretion of such person, and will be conclusive and binding on all parties. Neither the Administrator nor a member of the Board or the Committee shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or for anything done or omitted to be done in connection with this Plan, except in circumstances involving bad faith.

         7.5 Corporate Reorganization. In the event that a corporation or unincorporated entity ceases to meet the definition of an Employer, such corporation or entity shall cease to be an Employer under the Plan and its employees shall cease to be Participants under the Plan. Benefits shall be frozen as specified in Article II.

         7.6 Construction. The masculine gender, where appearing in this Plan, shall be deemed to also include the feminine gender. The singular shall also include the plural, where appropriate.

         7.7 Claims and Appeals. The Administrator shall establish a claims and appeals procedure that satisfies the requirements of Part 5 of Title I of ERISA.

         7.8 Governing Law. The Plan shall be construed and administered in accordance with the laws of the State of New York.
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         7.9 Not an Employment Contract. Nothing herein shall be construed to confer upon any person any legal right to continued employment with the Corporation or any Subsidiary.